Exhibit 99.1

McKESSON CORPORATION REPORTS FISCAL 2023 FIRST-QUARTER RESULTS

First-Quarter Highlights:
•Total revenues of $67.2 billion increased 7%.
•Earnings per diluted share from continuing operations of $5.25 increased $2.16.
•Adjusted Earnings per Diluted Share of $5.83 increased 5%.
•Adjusted Earnings per Diluted Share increased 13% when excluding certain items1.

Fiscal 2023 Outlook:
•Increased fiscal 2023 Adjusted Earnings per Diluted Share guidance range to $23.95 to $24.65, from the previous range of $22.90 to $23.60.
•Fiscal 2023 Adjusted Earnings per Diluted Share guidance includes approximately $0.99 to $1.29, an increase from the previous range of $0.20 to $0.60, attributable to the following:
◦$0.35 to $0.45 related to the U.S. government's COVID-19 vaccine distribution program;
◦$0.75 to $0.95 related to the U.S. government's kitting, storage, and distribution of ancillary supplies program and COVID-19 tests;
◦($0.11) related to year-to-date net gains and losses associated with McKesson Ventures' equity investments.
•Fiscal 2023 Adjusted Earnings per Diluted Share guidance, excluding the impacts of the above items from both fiscal 2023 guidance and fiscal 2022 results, indicates 10% to 15% forecasted growth compared to prior year.
IRVING, Texas, August 3, 2022 - McKesson Corporation (NYSE:MCK) today reported results for the first-quarter ended June 30, 2022.
Fiscal 2023 First-Quarter Result Summary

	First-Quarter
($ in millions, except per share amounts)	FY23	FY22	Change
Revenues	$67,154	$62,674	7%
Income from Continuing Operations [2]	766	489	57
Adjusted Earnings [2,3]	851	880	(3)
Earnings per Diluted Share [2]	5.25	3.09	70
Adjusted Earnings per Diluted Share [2,3]	5.83	5.56	5
[1] Certain items refer to the impacts attributable to the U.S. government's COVID-19 vaccine distribution of $0.18 in Q1 FY23, $0.30 in Q1 FY22, and $0.89 in FY22; kitting, storage, and distribution of ancillary supplies and COVID-19 tests of $0.25 in Q1 FY23, $0.35 in Q1 FY22, and $1.78 in FY22; and net gains and losses associated with McKesson Ventures' equity investments of ($0.11) in Q1 FY23, $0.03 in Q1 FY22, and $0.47 in FY22
[2] Reflects continuing operations attributable to McKesson, net of tax
[3] Represents a non-GAAP financial measure; refer to the reconciliations of non-GAAP financial measures included in accompanying schedules

“McKesson had a solid start to fiscal 2023. Our results this quarter demonstrate the strength of our streamlined portfolio and successful execution as a diversified healthcare services company,” said Brian Tyler, chief executive officer. “Our talented associates continue to deliver exceptional performance, and we remain confident that our strategy positions McKesson for long-term growth and value creation. As a result of our first-quarter operating performance and the continuation of COVID-19 response efforts, we are raising our guidance for fiscal 2023 Adjusted Earnings per Diluted Share to $23.95 to $24.65.”

First-quarter revenues were $67.2 billion, an increase of 7% from a year ago, driven by growth in the U.S. Pharmaceutical segment, resulting from increased specialty product volumes, including retail national account customers, and market growth, partially offset by lower revenues in the International segment as a result of the planned progress with McKesson's divestiture of its European businesses.

First-quarter earnings per diluted share from continuing operations was $5.25 compared to $3.09 a year ago, an increase of $2.16.

First-quarter Adjusted Earnings per Diluted Share was $5.83 compared to $5.56 a year ago, an increase of 5%, driven by growth across the North American businesses and a lower share count, partially offset by a higher tax rate and lower contribution from COVID-19 vaccine distribution, kitting, and storage programs with the U.S. government. First-quarter Adjusted Earnings per Diluted Share also included pre-tax net losses of approximately $22 million associated with McKesson Ventures' equity investments, compared to pre-tax net gains of approximately $7 million in the first-quarter of fiscal 2022.

For the first three months of the fiscal year, McKesson returned $1.1 billion of cash to shareholders, which included $1.0 billion of common stock repurchases and $71 million of dividend payments. During the first three months of the fiscal year, McKesson used cash from operations of $941 million, and invested $100 million in capital expenditures, resulting in negative Free Cash Flow of $1.0 billion.

Capital Deployment Updates
McKesson maintains a disciplined approach to capital allocation, centered on delivering sustainable growth and long-term shareholder value. McKesson’s capital allocation framework consists of three pillars:
•Prioritizing growth by investing internally and making acquisitions that support our strategic priorities.
•Returning capital to shareholders through share repurchases and McKesson’s commitment to a growing dividend. Share repurchases are principally used to return cash to shareholders in absence of growth investment opportunities.
•Maintaining a strong balance sheet, including strong Free Cash Flow generation, which provides ample liquidity and financial flexibility.

On July 22, 2022, McKesson’s Board of Directors declared a 15% increase to its quarterly dividend from $0.47 per share to $0.54 per share.

On July 22, 2022, McKesson’s Board of Directors authorized the company to repurchase up to an additional $4.0 billion of its common shares in a manner deemed in the best interest of the company and its stockholders, considering other growth opportunities and prevailing business and market conditions. Fiscal 2023 Adjusted Earnings per Diluted Share guidance continues to assume approximately $3.5 billion of share repurchases.

Business Highlights
•Oncology: On June 23, 2022, McKesson announced an agreement to form a joint venture combining McKesson's U.S. Oncology Research and HCA Healthcare's Sarah Cannon Research Institute. Together, the joint venture will create a fully integrated oncology research organization aimed at expanding clinical research, accelerating drug development, and increasing availability and access to clinical trials for community oncology providers and patients, including those in underserved communities. The transaction is anticipated to close in 2022.
•Europe: McKesson progressed in its planned exit of business operations within the European region and has completed divestitures or entered into agreements to sell 11 of the 12 countries.
◦After entering into an agreement in June 2022 to sell its Denmark business to Erhvervsinvest, McKesson closed the transaction on July 29, 2022.
◦After entering into an agreement in November 2021 to sell its UK business to AURELIUS, McKesson closed the transaction on April 6, 2022.
◦In July 2021, McKesson announced an agreement to sell certain McKesson Europe businesses in France, Italy, Ireland, Portugal, Belgium, and Slovenia to the PHOENIX Group. The transaction is expected to close in the second half of fiscal 2023.
◦Norway remains the only country that McKesson has not entered into an agreement to sell.
•COVID-19: McKesson continues to play a leading role in the fight against COVID-19.
◦McKesson renewed its partnership with the U.S. government to support the COVID-19 response efforts. The vaccine distribution contract has been extended through July 2023; and the kitting, storage, and distribution of ancillary supplies contract has been extended through January 2023.

U.S. Pharmaceutical Segment
•First-quarter revenues were $56.9 billion, an increase of 14%, resulting from increased specialty product volumes, including retail national account customers, and market growth, partially offset by branded to generic conversions.
•First-quarter Segment Operating Profit was $696 million. Adjusted Segment Operating Profit was $711 million, an increase of 4%, driven by growth in distribution of specialty products to providers and health systems, partially offset by lower demand of COVID-19 vaccine distribution. Excluding the impact of COVID-19 vaccine distribution, the U.S. Pharmaceutical segment delivered Adjusted Segment Operating Profit growth of 9%.

Prescription Technology Solutions Segment
•First-quarter revenues were $1.1 billion, an increase of 21%, driven by our biopharma services programs due to prescription volume growth, and third-party logistics and technology service revenues.
•First-quarter Segment Operating Profit was $144 million. Adjusted Segment Operating Profit was $165 million, an increase of 19%, driven by growth from access, affordability, and adherence solutions.

Medical-Surgical Solutions Segment
•First-quarter revenues were $2.6 billion, an increase of 3%, driven by growth in the primary care business, partially offset by lower sales of COVID-19 tests and lower contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program.
•First-quarter Segment Operating Profit was $256 million. Adjusted Segment Operating Profit was $268 million, an increase of 4%, driven by organic business performance as well as growth and improvements in the primary care business.

International Segment
•First-quarter revenues were $6.5 billion. On an FX-Adjusted basis, revenues were $7.1 billion, a decrease of 23%, driven by the divestitures of McKesson's UK and Austrian businesses.
•First-quarter Segment Operating Loss was $6 million. On an FX-Adjusted basis, Adjusted Segment Operating Profit was $152 million, a decrease of 11%, driven by the divestitures of McKesson’s Austrian and UK businesses, partially offset by the reduction of depreciation and amortization on European assets under agreements to sell.

Opioid-Related Litigation
•McKesson has settled, or reached agreements to settle, the opioid-related claims of all 50 states, as well as the District of Columbia and all eligible territories.
◦On May 3, 2022, McKesson reached an agreement in principle with the State of Washington.
◦On June 27, 2022, McKesson reached an agreement in principle with the State of Oklahoma.
◦On July 4, 2022, after a full trial, a federal judge ruled that McKesson along with two other distributors could not be held liable to two West Virginia subdivisions for contributing to the opioid crisis.

Corporate Responsibility Updates
•McKesson was recognized by Forbes as one of the “Best Employers for Women,” achieving an industry-leading ranking and demonstrating its outstanding progress in promoting gender equity and diversity in the workplace.
•For the seventh consecutive year, McKesson was named a “Best Place to Work for Disability Inclusion.” McKesson earned a top-ranking score of 100 on the 2022 Disability Equality Index®, a joint initiative of the American Association of People with Disabilities and Disability:IN.

Fiscal 2023 Outlook
McKesson raised fiscal 2023 Adjusted Earnings per Diluted Share guidance to $23.95 to $24.65 from the previous range of $22.90 to $23.60 to reflect first-quarter operating performance and increased contribution from the U.S. government's COVID-19 vaccine distribution, kitting, and storage programs and COVID-19 tests.

Fiscal 2023 Adjusted Earnings per Diluted Share guidance includes approximately $0.99 to $1.29 of impacts attributable to the following:

	August 2022 Outlook	May 2022 Outlook
U.S. government’s COVID-19 vaccine distribution program	$0.35 to $0.45	$0.05 to $0.20
U.S. government’s kitting, storage, and distribution of ancillary supplies program and COVID-19 tests	$0.75 to $0.95	$0.15 to $0.40
Net gains and losses associated with McKesson Ventures’ equity investments	($0.11)	--
Total impact of items	$0.99 to $1.29	$0.20 to $0.60

Fiscal 2023 Adjusted Earnings per Diluted Share guidance, excluding the impacts of the above items from both fiscal 2023 guidance and fiscal 2022 results, indicates 10% to 15% forecasted growth compared to prior year.

Additional modeling considerations will be provided in the earnings call presentation.

Conference Call Details
McKesson has scheduled a conference call for today, Wednesday, August 3rd at 4:30 PM ET to discuss the company’s financial results. The audio webcast of the conference call will be available live and archived on McKesson's Investor Relations website at investor.mckesson.com.

Upcoming Investor Events
McKesson management will be participating in the following investor conference:
•Morgan Stanley Healthcare Conference, September 13, 2022
Audio webcast, and a complete listing of upcoming events for the investment community, including details and updates, will be available on McKesson's Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, FX-Adjusted results and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the Company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

The Company does not provide forward-looking guidance on a GAAP basis as McKesson is unable to provide a quantitative reconciliation of this forward-looking Non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, certain litigation loss and gain contingencies, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Cautionary Statements
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “projects,” “plans”,” estimates” or the negative of these words or other comparable terminology. The discussion of financial outlook, trends, strategy, plans, assumptions, or intentions may also include forward-looking statements. Readers should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, we undertake no obligation to update or revise our forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in our most recent annual and periodic report filed with the Securities and Exchange Commission.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we might experience losses not covered by insurance; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; we from time to time record significant charges from impairment to goodwill, intangibles, inventory and other assets or investments; we experience cybersecurity incidents and might experience significant computer system compromises or data breaches; we might experience significant problems with information systems or networks; we may be unsuccessful in retail pharmacy profitability; we might be harmed by large customer purchase reductions, payment defaults or contract non-renewal; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; we might be adversely impacted by delays or other difficulties with divestitures; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by changes or disruptions in product supply and we have experienced and may experience difficulties in sourcing products and changes in pricing due to the effects of the COVID-19 pandemic and Russo-Ukrainian War on supply chains; we might be adversely impacted as a result of our distribution of generic pharmaceuticals; we might be adversely impacted by an economic slowdown or recession and by disruption in capital and credit markets that might impede our access to credit, increase our borrowing costs and impair the financial soundness of our customers and suppliers; we might be adversely impacted by monetary inflation or fluctuations in foreign currency exchange rates; we might be adversely impacted by events outside of our control, such as widespread public health issues (including the effects we have experienced from the COVID-19 pandemic), natural disasters, political events (such as the Russo-Ukrainian War) and other catastrophic events; we may be adversely affected by global climate change or by legal, regulatory or market responses to such change; and we face uncertainties and risks related to COVID-19 vaccination distribution and related ancillary supply kit programs.

About McKesson Corporation
McKesson Corporation is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products and services to help make quality care more accessible and affordable. Learn more about how McKesson is impacting virtually every aspect of healthcare at McKesson.com and read Our Stories.

Contacts:
Rachel Rodriguez, 469-260-0556 (Investors)
Rachel.Rodriguez@McKesson.com
David Matthews, 214-952-0833 (Media)
David.Matthews@McKesson.com

Schedule 1
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,
	2022	2021	Change
Revenues	$67,154	$62,674	7%
Cost of sales	(64,131)	(59,642)	8
Gross profit	3,023	3,032	—
Selling, distribution, general, and administrative expenses	(1,959)	(2,232)	(12)
Claims and litigation charges, net	(5)	(74)	(93)
Restructuring, impairment, and related charges, net	(23)	(158)	(85)
Total operating expenses	(1,987)	(2,464)	(19)
Operating income	1,036	568	82
Other income, net	15	43	(65)
Interest expense	(45)	(49)	(8)
Income from continuing operations before income taxes	1,006	562	79
Income tax expense	(199)	(26)	665
Income from continuing operations	807	536	51
Income (loss) from discontinued operations, net of tax	2	(3)	167
Net income	809	533	52
Net income attributable to noncontrolling interests	(41)	(47)	(13)
Net income attributable to McKesson Corporation	$768	$486	58%

Earnings (loss) per common share attributable to McKesson Corporation (a)
Diluted
Continuing operations	$5.25	$3.09	70%
Discontinued operations	0.01	(0.02)	150
Total	$5.26	$3.07	71%

Basic
Continuing operations	$5.31	$3.13	70%
Discontinued operations	0.01	(0.02)	150
Total	$5.32	$3.11	71%

Dividends declared per common share	$0.47	$0.42

Weighted-average common shares outstanding
Diluted	145.9	158.1	(8)%
Basic	144.2	156.2	(8)
(a)Certain computations may reflect rounding adjustments.

All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2023 and 2022 as well as our
Annual Report on Form 10-K for fiscal 2022.

Schedule 2
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,
	2022	2021	Change
Income from continuing operations (GAAP)	$807	$536	51%
Net income attributable to noncontrolling interests (GAAP)	(41)	(47)	(13)
Income from continuing operations attributable to McKesson Corporation (GAAP)	766	489	57
Pre-tax adjustments:
Amortization of acquisition-related intangibles	56	98	(43)
Transaction-related expenses and adjustments	10	31	(68)
LIFO inventory-related adjustments	(13)	(23)	(43)
Gains from antitrust legal settlements	—	(12)	(100)
Restructuring, impairment, and related charges, net (1)	23	158	(85)
Claims and litigation charges, net (2)	5	74	(93)
Other adjustments, net (3)	5	157	(97)
Income tax effect on pre-tax adjustments	(1)	(92)	(99)
Adjusted Earnings (Non-GAAP)	$851	$880	(3)%

Diluted weighted-average common shares outstanding	145.9	158.1	(8)%

Earnings per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) (a)	$5.25	$3.09	70%
After-tax adjustments:
Amortization of acquisition-related intangibles	0.30	0.48	(38)
Transaction-related expenses and adjustments	0.18	0.19	(5)
LIFO inventory-related adjustments	(0.07)	(0.11)	(36)
Gains from antitrust legal settlements	—	(0.06)	(100)
Restructuring, impairment, and related charges, net	0.12	0.82	(85)
Claims and litigation charges, net	0.03	0.39	(92)
Other adjustments, net	0.02	0.76	(97)
Adjusted Earnings per Diluted Share (Non-GAAP) (b)	$5.83	$5.56	5%
(a)Certain computations may reflect rounding adjustments.
(b)Adjusted earnings per diluted share on an FX-adjusted basis for the three months ended June 30, 2022 was $5.90, which excludes the foreign currency exchange effect of $0.07.
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and Adjusted Earnings per Diluted Share (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended June 30,
	2022	2021	Change
Gross profit (GAAP)	$3,023	$3,032	—%
Pre-tax adjustments:
LIFO inventory-related adjustments	(13)	(23)	(43)
Gains from antitrust legal settlements	—	(12)	(100)
Other adjustments, net (3)	—	147	(100)
Adjusted Gross Profit (Non-GAAP)	$3,010	$3,144	(4)%

Total operating expenses (GAAP)	$(1,987)	$(2,464)	(19)%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	56	97	(42)
Transaction-related expenses and adjustments	10	31	(68)
Restructuring, impairment, and related charges, net (1)	23	158	(85)
Claims and litigation charges, net (2)	5	74	(93)
Other adjustments, net (3)	5	10	(50)
Adjusted Operating Expenses (Non-GAAP)	$(1,888)	$(2,094)	(10)%

Other income, net (GAAP)	$15	$43	(65)%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	—	1	(100)
Adjusted Other Income (Non-GAAP)	$15	$44	(66)%

Income tax expense (GAAP)	$(199)	$(26)	665%
Tax adjustments:
Amortization of acquisition-related intangibles	(12)	(22)	(45)
Transaction-related expenses and adjustments	16	—	—
LIFO inventory-related adjustments	3	6	(50)
Gains from antitrust legal settlements	—	3	(100)
Restructuring, impairment, and related charges, net	(6)	(29)	(79)
Claims and litigation charges, net	(1)	(13)	(92)
Other adjustments, net	(1)	(37)	(97)
Adjusted Income Tax Expense (Non-GAAP)	$(200)	$(118)	69%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Other Income (Non-GAAP), and Adjusted Income Tax Expense (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended June 30,
	2022			2021			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)		As reported FX-Adjusted (Non-GAAP)		As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$56,947	$—	$56,947	$50,019	$—	$50,019	$—	$56,947	$—	$56,947	14%		14%		14%		14%
Prescription Technology Solutions	1,066	—	1,066	881	—	881	—	1,066	—	1,066	21		21		21		21
Medical-Surgical Solutions	2,592	—	2,592	2,528	—	2,528	—	2,592	—	2,592	3		3		3		3
International	6,549	—	6,549	9,246	—	9,246	574	7,123	574	7,123	(29)		(29)		(23)		(23)
Revenues	$67,154	$—	$67,154	$62,674	$—	$62,674	$574	$67,728	$574	$67,728	7%		7%		8%		8%

OPERATING PROFIT (LOSS) (1)
U.S. Pharmaceutical	$696	$15	$711	$682	$—	$682	$—	$696	$—	$711	2%		4%		2%		4%
Prescription Technology Solutions	144	21	165	104	35	139	—	144	—	165	38		19		38		19
Medical-Surgical Solutions (3)	256	12	268	75	182	257	—	256	—	268	241		4		241		4
International	(6)	144	138	53	117	170	10	4	14	152	(111)		(19)		(92)		(11)
Subtotal	1,090	192	1,282	914	334	1,248	10	1,100	14	1,296	19		3		20		4
Corporate expenses, net (2)	(39)	(106)	(145)	(303)	149	(154)	(2)	(41)	(1)	(146)	(87)		(6)		(86)		(5)
Income from continuing operations before interest expense and income taxes	$1,051	$86	$1,137	$611	$483	$1,094	$8	$1,059	$13	$1,150	72%		4%		73%		5%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.22%		1.25%	1.36%		1.36%		1.22%		1.25%	(14)	bp	(11)	bp	(14)	bp	(11)	bp
Prescription Technology Solutions	13.51		15.48	11.80		15.78		13.51		15.48	171		(30)		171		(30)
Medical-Surgical Solutions	9.88		10.34	2.97		10.17		9.88		10.34	691		17		691		17
International	(0.09)		2.11	0.57		1.84		0.06		2.13	(66)		27		(51)		29
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	June 30, 2022	March 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$2,233	$3,532
Receivables, net	19,900	18,583
Inventories, net	19,505	18,702
Assets held for sale	3,155	4,516
Prepaid expenses and other	590	898
Total current assets	45,383	46,231
Property, plant, and equipment, net	2,083	2,092
Operating lease right-of-use assets	1,598	1,548
Goodwill	9,368	9,451
Intangible assets, net	1,976	2,059
Other non-current assets	1,887	1,917
Total assets	$62,295	$63,298

LIABILITIES AND DEFICIT
Current liabilities
Drafts and accounts payable	$39,708	$38,086
Current portion of long-term debt	799	799
Current portion of operating lease liabilities	293	297
Liabilities held for sale	2,324	4,741
Other accrued liabilities	4,077	4,543
Total current liabilities	47,201	48,466
Long-term debt	4,976	5,080
Long-term deferred tax liabilities	1,541	1,418
Long-term operating lease liabilities	1,364	1,366
Long-term litigation liabilities	7,132	7,220
Other non-current liabilities	1,553	1,540
McKesson Corporation stockholders’ deficit
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized and 277 and 275 shares issued at June 30, 2022 and March 31, 2022, respectively	3	2
Additional paid-in capital	7,350	7,275
Retained earnings	9,732	9,030
Accumulated other comprehensive loss	(948)	(1,534)
Treasury shares, at cost, 133 and 130 shares at June 30, 2022 and March 31, 2022, respectively	(18,141)	(17,045)
Total McKesson Corporation stockholders’ deficit	(2,004)	(2,272)
Noncontrolling interests	532	480
Total deficit	(1,472)	(1,792)
Total liabilities and deficit	$62,295	$63,298

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Three Months Ended June 30,
	2022	2021
OPERATING ACTIVITIES
Net income	$809	$533
Adjustments to reconcile to net cash used in operating activities:
Depreciation	61	80
Amortization	87	138
Long-lived asset impairment charges	—	104
Deferred taxes	109	36
Credits associated with last-in, first-out inventory method	(13)	(23)
Non-cash operating lease expense	63	90
Gain from sales of businesses and investments	(33)	—
European businesses held for sale	20	—
Other non-cash items	102	194
Changes in assets and liabilities, net of acquisitions:
Receivables	(1,584)	(1,045)
Inventories	(955)	(901)
Drafts and accounts payable	1,006	(609)
Operating lease liabilities	(94)	(90)
Taxes	37	(54)
Litigation liabilities	(370)	74
Other	(186)	(149)
Net cash used in operating activities	(941)	(1,622)

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(71)	(93)
Capitalized software expenditures	(29)	(66)
Acquisitions, net of cash, cash equivalents, and restricted cash acquired	(1)	(1)
Proceeds from sales of businesses and investments, net	240	83
Other	(100)	(22)
Net cash provided by (used in) investing activities	39	(99)

FINANCING ACTIVITIES
Repayments of long-term debt	(2)	(2)
Common stock transactions:
Issuances	91	71
Share repurchases	(1,000)	(1,008)
Dividends paid	(71)	(69)
Exercise of put right by noncontrolling shareholders of McKesson Europe AG	—	(1,031)
Other	(199)	(112)
Net cash used in financing activities	(1,181)	(2,151)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	18	11
Change in cash, cash equivalents, and restricted cash classified within Assets held for sale	470	—
Net decrease in cash, cash equivalents, and restricted cash	(1,595)	(3,861)
Cash, cash equivalents, and restricted cash at beginning of period	3,935	6,396
Cash, cash equivalents, and restricted cash at end of period	2,340	2,535
Less: Restricted cash at end of period included in Prepaid expenses and other	(107)	(112)
Cash and cash equivalents at end of period	$2,233	$2,423

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended June 30,
	2022	2021	Change
GAAP CASH FLOW CATEGORIES
Net cash used in operating activities	$(941)	$(1,622)	(42)%
Net cash provided by (used in) investing activities	39	(99)	139
Net cash used in financing activities	(1,181)	(2,151)	(45)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	18	11	64
Change in cash, cash equivalents, and restricted cash classified within Assets held for sale	470	—	—
Net decrease in cash, cash equivalents, and restricted cash	$(1,595)	$(3,861)	(59)%

FREE CASH FLOW (NON-GAAP)
Net cash used in operating activities	$(941)	$(1,622)	(42)%
Payments for property, plant, and equipment	(71)	(93)	(24)
Capitalized software expenditures	(29)	(66)	(56)
Free Cash Flow (Non-GAAP)	$(1,041)	$(1,781)	(42)%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

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McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)Restructuring, impairment, and related charges, net for the three months ended June 30, 2022 includes pre-tax charges of $23 million ($17 million after-tax) primarily for Corporate expenses, net as well as Prescription Technology Solutions. The three months ended June 30, 2021 includes pre-tax charges of $158 million ($129 million after-tax) primarily for Corporate expenses, net as well as our Canada and Europe businesses. Our Europe and Canada businesses are included within International. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(2)Claims and litigation charges, net for the three month ended June 30, 2021 includes a pre-tax charge of $27 million ($22 million after-tax) related to an agreement to settle opioid-related claims with the State of New York and its participating subdivisions, including Nassau and Suffolk Counties, and a pre-tax charge of $47 million ($39 million after-tax) related to our estimated liability for a comprehensive proposed agreement to settle opioid-related claims of participating states, their political subdivisions, and other government entities, within Corporate expenses, net. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(3)Other adjustments, net for the three months ended June 30, 2021 includes pre-tax charges of $155 million ($118 million after-tax) related to inventory write downs on certain excess personal protective equipment within Medical-Surgical Solutions. These charges are driven by the intent of management to not sell this excess inventory which required inventory write downs to zero net realizable value, and instead direct it to charitable organizations or otherwise dispose. A portion of this inventory was committed for donation to charitable organizations during our first quarter of fiscal 2022, which was delivered during fiscal 2022. Due to the nature of this inventory which is no longer intended for sale in a quantitatively significant amount, management believes this charge is not part of normal business operations and is therefore excluded from our determination of adjusted results. A pre-tax charge of $147 million ($112 million after-tax) is included under "gross profit" primarily related to the excess inventory, which we no longer plan to sell, and a pre-tax charge of $8 million ($6 million after-tax) is included under "total operating expenses" related to the completed donation in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

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McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income (expense), net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income (loss) from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings (loss) per diluted common share from continuing operations attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit (loss), excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income (loss) from continuing operations before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization expenses of intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees and gains or losses on business combinations, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred. This also may include charges or credits for general non-operational claims not directly related to our ongoing business.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this release.

•FX-Adjusted (Non-GAAP): McKesson also presents its GAAP financial results and adjusted results (Non-GAAP) on an FX-Adjusted basis. To present our financial results on an FX-Adjusted basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per Diluted Share on an FX-Adjusted basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental FX-Adjusted information of the Company’s GAAP financial results and adjusted results (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this release.

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Euro, British pound sterling, and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present FX-Adjusted information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.